EXHIBIT 32.1

        CERTIFICATION CHIEF EXECUTIVE OFFICER AND ACTING CHIEF FINANCIAL
      OFFICER OF NT MEDIA CORP. OF CALIFORNIA, INC. PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002
             (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF
                          TITLE 18, UNITED STATES CODE)

      Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), the undersigned officer of NT Media Corp. of California, Inc., a Delaware corporation (the "Company"), does hereby certify with respect to the Quarterly Report of the Company on Form 10-QSB for the quarter ended March 31, 2005 as filed with the Securities and Exchange Commission (the "10-QSB Report") that:

      (1) the 10-QSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  September 20, 2005           NT MEDIA CORP. OF
                                     CALIFORNIA, INC.

                                     /s/ Ali Moussavi
                                     -------------------------------------------
                                     Ali Moussavi
                                     President, Chief Executive Officer
                                     and Acting Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


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